Exhibit 99.2

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O HOMESTREET
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before the Meeting – Go to: www.[•].com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on [•] for shares held directly and by 11:59 p.m. Eastern Time on [•] for shares held in the HomeStreet 401(k) Savings Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting – Go to www.virtualshareholdermeeting.com/HMST2024SM

You may attend the meeting via the Internet and vote during the meeting. Have the information available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on [•] for shares held directly and by 11:59 p.m. Eastern Time on [•] for shares held in the HomeStreet 401(k) Savings Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOMESTREET, INC.

The Board of Directors recommends you vote FOR proposals 1, 2, 3 , 4, 5 and 7 and for ONE year for proposal 6.

		For	Against	Abstain
1.	To approve the Agreement and Plan of Merger, dated as of January 16, 2024, by and between FirstSun Capital Bancorp. ("FirstSun"), HomeStreet, Inc. ("HomeStreet") and Dynamis Subsidiary, Inc. ("Merger Sub"), as it may be amended from time to time (the "merger agreement").	☐	☐	☐
2.	To approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to the named executive officers of HomeStreet in connection with the transactions contemplated by the merger agreement.	☐	☐	☐
3.	To approve an adjournment of the HomeStreet shareholder meeting, if necessary, to permit further solicitation of proxies in favor of the merger proposal.	☐	☐	☐
4.	To elect the following as directors of HomeStreet to serve until the next annual meeting of shareholders of HomeStreet, or until their successors are elected or appointed or until earlier death, resignation or removal.	☐	☐	☐
	a) Scott M. Boggs	☐	☐	☐
	b) Sandra A. Cavanaugh	☐	☐	☐
	c) Jeffrey D. Green	☐	☐	☐
	d) Joanne R. Harrell	☐	☐	☐
	e) Mark K. Mason	☐	☐	☐
	f) James R. Mitchell, Jr.	☐	☐	☐
	g) Nancy D. Pellegrino	☐	☐	☐
	h) S. Craig Tompkins	☐	☐	☐
5.	To approve, on an advisory (non-binding) basis, the executive compensation of HomeStreet's named executed officers for 2023.	☐	☐	☐
		One Year	**Two Years**	**Three Years**
6.	To approve, on an advisory (non-binding) basis, the frequency of future advisory (non-binding) votes on executive compensation.	☐	☐	☐
		For	**Against**	**Abstain**
7.	To ratify, on an advisory (non-binding) basis, HomeStreet's independent registered public accounting firm for the fiscal year ending December 31, 2024	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion upon any other matters that may properly come before the special meeting or any adjournment or postponement thereof.

The shares represented by this proxy when properly executed will be voted in the matter instructed herein by the undersigned stockholder(s). If no instruction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4, 5 and 7 and for ONE year for Proposal 6.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the HomeStreet Shareholder Meeting: The Form 10-K, Notice and Proxy Statement are available at www.[●] HOMESTREET, INC. Shareholder Meeting [TBD], 2024 This proxy is solicited by the Board of Directors The undersigned shareholder(s) of HomeStreet, Inc. (the "Company") hereby appoint(s) Mark K. Mason and Godfrey B. Evans with power to act without the other and with full power of substitution and resubstitution, as Proxies to represent and to vote all shares of Common Stock, no par value, of the Company standing in the name of the undersigned, at the HomeStreet Shareholder Meeting (the "Shareholder Meeting") to be held at [TBD] PDT on [TBD], 2024, via a live webcast accessible at www.virtualshareholdermeeting.com/HMST2024SM and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. This Proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (Continued and to be signed on reverse side)